ADDENDUM



      This Addendum to the Agreement made and entered into the 15th day of August 1989 ("Agreement") by and between Universal Funding Corp., a Missouri corporation ("UFC"), and its stockholders, David S. Bonsal, John L. Settles, and William Smithson ("Stockholders") and Universal Money Centers, Inc., a Missouri corporation ("UMC"), is intended to further clarify the mutual promises, intents, and understandings of the parties thereto and therefore it is further hereby agreed as follows:

I.   SERVICES.

     A. Services of UMC. In addition to the services outlined in the Agreement, UMC, or its designee shall provide the services described below, within the metropolitan Kansas City are (the "Market Area") for Sixty (60) NCR Model 1773, or other suitable automatic teller machines (the "Equipment"),

          1. Cash Management. UMC, or its designee, shall determine the amount of cash to be placed in the Equipment, shall order such cash from the financial institution designated by UFC, and shall communicate with the financial institutions, armored car service, or other entities as necessary to ensure the Equipment remains adequately stocked with vault cash. UMC, or its designee, shall balance the Equipment to account for all monies placed therein.

          2. Customer Service. UMC, or its designee, shall provide customer service during the hours of 8:15 A.M. to 5:00 P.M. local time, Monday through Friday, excluding holidays, to handle calls from financial institutions and retail debit card customers regarding services and issues related to the Equipment or services provided by UMC related to the Equipment. UMC, or its designee, shall make all adjustments transactions for so called "non completions" on the Equipment.

          3. Accounting Service. UMC, or its designee, shall provide all accounting services necessary to create and maintain financial books and statements for UFC.

II.  Compensation.

          UMC's Compensation is hereby clarified and restated as follows:

          In consideration of UMC's services, UMC shall receive an amount that would be equal to UFC's net income which shall consist of UFC's gross receipts (UFC's compensation) minus: the expenses paid to UFC for the armoured services; interest expense on the Vault Cash; debt service on the Equipment; any fees paid to Southland, participating grocery stores and financial institutions; taxes and insurance on the Equipment; a cumulative 18 percent return on the Security outstanding as determined on a daily basis; and legal fees incurred by UFC in organizing UFC (the sum of such items shall be referred to herein as the "Expenses"). Any arrearages for the Expenses in excess of UFC's compensation shall be paid by UFC before any amounts are paid to UMC ("UMC's compensation").

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the 29th day of August, 1989.

UNIVERSAL MONEY CENTERS, INC.           UNIVERSAL FUNDING CORP.


By:  /s/ John L. Settles                By:  /s/ John L. Settles
     -------------------------------         -----------------------------------

     Its: President                          Its: Vice President

Date:     August 29, 1989               Date:     August 29, 1989
     -------------------------------         -----------------------------------

Attest: /s/ Sandra Cain                 Attest:   /s/ Sandra Cain
       -----------------------------              ------------------------------


/s/ David S. Bonsal                     /s/ William Smithson
------------------------------------    ----------------------------------------
David S. Bonsal, Stockholder            William Smithson, Stockholder


/s/ John L. Settles
------------------------------------
John L. Settles, Stockholder




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


Summary of UMC service for UFC-E1 PASO

              $10.00    $55.00     $0.05     $0.06
      Date     Lease    Mngmnt    Deluxe    Switch  Employee     Total      Paid
      1-94
      2-94    180.00      0.00    127.75    138.04              445.79
      3-94    180.00      0.00    618.00    668.20             1466.20   3719.95
      4-94    180.00      0.00    936.90   1001.47             2118.37      0.00
      5-94    180.00      0.00   1358.70   1447.75             2986.45      0.00
      6-94    180.00      0.00   1356.80   1432.39             2969.19      0.00
      7-94    180.00      0.00   1583.95   1688.34             3452.29   4641.90
      8-94    190.00      0.00   1789.75   1887.97             3867.72      0.00
      9-94    190.00      0.00   1890.20   1986.61             4066.81      0.00
     10-94    190.00      0.00   2099.35   2168.50             4457.85   4085.60

              $10.00    $50.00     $0.05     $0.06
               Lease    Mngmnt    Deluxe    Switch  Employee     Total
     11-94    200.00      0.00   2205.50   2262.26   1378.99   6046.75   5020.75
     12-94    200.00      0.00   2232.50   2233.60   1756.99   6423.09  15500.00
          ----------------------------------------------------------------------
             2050.00      0.00  16199.40  16915.13   3135.98  38300.51

              $10.00    $50.00     $0.05     $0.06
      Date     Lease    Mngmnt    Deluxe    Switch  Employee     Total      Paid
      1-95    200.00   2100.00   2492.50   2529.28   2078.74   9400.52
      2-95      0.00      0.00      0.00      0.00      0.00      0.00
      4-95                                                        0.00
      5-95                                                        0.00
      6-95                                                        0.00
      7-95                                                        0.00
      8-95                                                        0.00
      9-95                                                        0.00
     10-95                                                        0.00
     11-95                                                        0.00
     12-95                                                        0.00
          ----------------------------------------------------------------------
              200.00   2100.00   2492.50   2529.28     88.00  47701.03  32968.20



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